SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2016

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.             Costs Associated with Exit or Disposal Activities.

On September 21, 2016, Oshkosh Corporation (the “Company”) committed to transition its access equipment aftermarket parts distribution network to a third party logistics company. Concurrent with this decision, the Company’s access equipment segment committed to cease operations at its Orrville, Ohio parts distribution center by August 1, 2017. This initiative is intended to increase operational efficiency and allow the Company to reallocate resources to invest in future growth. Under the plan, the Company expects to incur cash charges related to severance costs and other employment-related benefits of approximately $3 million. Approximately $1 million of these charges are expected to be accrued in the fourth quarter of fiscal 2016.

With the Company’s announced intent to outsource its aftermarket parts distribution to a third party, the Company will abandon certain assets and systems developed to support aftermarket parts distribution and will recognize a non-cash impairment charge associated with accumulated costs of approximately $26 million in the fourth quarter of fiscal 2016.

Total charges resulting from these actions of $27 million in fiscal 2016 and an additional $2 million in fiscal 2017 are preliminary and the Company expects to finalize the amounts of the charges resulting from these actions in the next several weeks, so actual amounts may be slightly different.

This Current Report on Form 8-K contains “forward-looking statements” regarding expectations about the Company’s restructuring actions, including expected costs and timing. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Factors that could affect these forward-looking statements include but are not limited to potential delays or failure to implement specific initiatives within the restructuring program; technical difficulties in relocating and reorganizing distribution operations; uncertainties concerning amounts of related charges; and failure to achieve expected organizational and operational efficiencies. Such forward-looking statements speak only as of the date of this Report. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Please also refer to the Company’s other filings with the U.S. Securities and Exchange Commission for other risk factors in the Company’s business, including those disclosed in “Risk Factors” in the Company’s Annual Report on Form 10-K.

Item 2.06.             Material Impairments

The information regarding impairments in Item 2.05 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: September 26, 2016	By:	/s/ David M. Sagehorn
David M. Sagehorn
Executive Vice President and
Chief Financial Officer